SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2005

IntraBiotics Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-29993	94-3200380

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1009 Oak Hill Road, Suite 201
Lafayette, California 94549
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (925) 906-5331

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

     On July 6, 2005, IntraBiotics Pharmaceuticals, Inc. (the “Company”) issued a press release announcing that it has received a letter from the staff of The Nasdaq Stock Market (the “Staff”) advising it that the Company may be deemed a “public shell,” which raises public interest concerns under Marketplace Rules 4300 and 4330(a)(3). The letter stated that the Staff will review the Company’s eligibility for continued listing on the Nasdaq Stock Market. The letter requested the Company to provide certain information not later than July 15, 2005. The Company intends to respond to the Staff on or prior to that date.

     The Company’s press release dated July 6, 2005 related to these events is attached to this Current Report as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

     (c) Exhibit. The following document is filed as an exhibit to this report:

          99.1 Press Release dated July 6, 2005.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTRABIOTICS PHARMACEUTICALS, INC.
Date: July 6, 2005	/s/ Denis Hickey
Denis Hickey
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Document Description
99.1	Press Release dated July 6, 2005.